UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 26, 2017

Asterias Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36646	46-1047971

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Dumbarton Circle
Fremont, CA 94555
(Address of principal executive offices)

(510) 456-3800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Recent Updates on AST-VAC Programs

VAC2 – Non-Small Cell Lung Cancer

On September 26, 2017, Asterias Biotherapeutics, Inc. (the “ Company ”) announced that the Medicines and Healthcare Products Regulatory Agency and the NHS Research Ethics Committee have provided the necessary approvals to initiate the first-in-human clinical trial of AST-VAC2 in the United Kingdom (UK).  A copy of the Company's press release relating to the announcement is filed herewith as exhibit 99.1.

VAC1 – Acute Myeloid Leukemia (AML)

On August 3, 2016, the Company entered into a Development and Manufacturing Services Agreement (the “Services Agreement”) with Cognate BioServices, Inc. (“Cognate”), a fully-integrated contract bioservices organization providing development and current Good Manufacturing Practice (“cGMP”) manufacturing services to companies and institutions engaged in the development of cell-based products.  Under the Services Agreement, Cognate has been performing under a Statement of Work 1 (“SOW 1”) process development studies in support of the Company’s clinical and commercial development activities of AST-VAC1 and production and manufacturing services of AST-VAC1 under cGMP under Statement of Work 2.

On August 16, 2017, the Company amended SOW 1 (“Amended SOW 1”) and entered into a Statement of Work 1.5 (“SOW 1.5”) with Cognate to modify the timing of certain process development studies being performed by Cognate under the Services Agreement.  Under Amended SOW 1 and SOW 1.5, Cognate will perform certain process development studies initially contemplated by SOW 1 under SOW 1.5 after Cognate has completed the activities under Amended SOW 1 and the Company provides written notice to commence the activities under SOW 1.5.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits .

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTERIAS BIOTHERAPEUTICS, INC.

Date: September 26, 2017	By:	/s/ Ryan D. Chavez
Chief Financial Officer and General Counsel